                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                               FORM 8-K

                                                            Current Report
                                                  Pursuant to Section 13 or 15(d) of
                                                  the Securities Exchange Act of 1934
                                     Date of Report (date of earliest event reported): May 4, 2001

                                                        FRONTIER AIRLINES, INC
                                --------------------------------------------------------------------------------
                                        (Exact name of Registrant as specified in its charter)

                                                      Colorado 0-24126 84-1256945
                                                      -------- ------- ----------
                                             (State or other (Commission (I.R.S. Employer
                                                jurisdiction File Number) Identification No.)
                                                           of incorporation)

                                                   7001 Tower Road, Denver, CO 80249
                                              ------------------------------------ -----
                                          (Address of principal executive offices) (zip code)

                                  Registrant's telephone number, including area code: (720) 374-4200
                                                            --------------

                                                 12015 E. 46 Avenue, Denver, CO 80239
                                                             -------------
                                     (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

     Not applicable.

(b)  Pro forma financial information.

     Not applicable.

(c)  Exhibits.

     99.1   Frontier Airlines Codeshare Agreement with Great Lakes Discussion.

 ITEM 9.  REGULATION FD DISCLOSURE

     Representatives from Frontier Airlines may discuss with analysts and other interested parties the information attached to this
Current Report on Form 8-K as Exhibit 99.1.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FRONTIER AIRLINES, INC.

Date: May 4, 2001           By:/s/  Steve Warnecke
                            ----------------------
                            Steve Warnecke, Chief Financial Officer

Exhibit 99.1

On May 3, 2001 Frontier Airlines, Inc. ("Frontier") entered into a code share agreement with Great Lakes Aviation, Ltd. ("Great
Lakes") connecting the two carriers primarily at Frontier's Denver hub.  The carriers will retain independent pricing responsibility and Frontier will set fares on through flights with revenue prorated between the carriers.  Both parties agreed to limited restrictions on further code share service with other carriers on covered routes.  Great Lakes will continue existing code share service with United Airlines.  Frontier will have access to Great Lakes' seat inventory through an automated computer reservation interface while both carriers will maintain control over their own seat inventory availability.  The carriers have jointly agreed to maintain certain quality of service standards including completion factors.  Both parties will retain all operational responsibilities for their flights but have agreed to cooperate in providing a seamless, efficient interface for the customer.  Great
Lakes will join Frontier in arriving and departing from Denver International Airport's concourse A.

Service will begin on July 9, 2001 with seven Great Lakes routes connecting to the Frontier system using the F9* designation code including:  Gillette, Cheyenne, Casper and Cody, Wyoming; Hayden/Steamboat Springs, Colorado; Santa Fe, New Mexico and Amarillo,
Texas.  Approximately 30 additional cities are expected to be added in September, 2001.

Great Lakes Aviation provides scheduled air service at 51 airports in 13 states with a fleet of 40 Raytheon/Beech 1900D and eight
Embrear EMB-120 Brasilia regional airliners.  A total of 274 weekday flights are scheduled at three hubs, with 216 flights at Denver,
44 flights at Chicago-O'Hare and 14 flights at Minneapolis/St. Paul.  In addition, the company operates four weekday round trip flights between Springfield, Illinois and Chicago-Meigs Field.  All flights are operated under the marketing identity Great Lakes
Airlines.

Frontier has performed an analysis on the expected impact to it from this code share agreement assuming the above schedule additions, no market stimulation, stressed fares and a percentage share of market roughly approximating percentage share of schedule.  The agreement has a minimal impact on fixed costs since no new markets, flights or facilities will be added to the Frontier system.  We expect to incur $100,000 per quarter in addition to  approximately $15.00 per passenger of additional costs (varying by location)
primarily for credit card fees, distribution costs and passenger service expenses.  The potential impact on pretax net income is summarized below:

         Quarter Ending             Revenue          Costs             Net Impact
         September, 2001            $2,135,000       $495,000          $1,640,000
         December, 2001             $2,560,000       $560,000          $2,000,000
         March, 2001                $2,275,000       $515,000          $1,760,000
         June, 2001                 $2,480,000       $550,000          $1,930,000

In addition to the risks discussed in our form 10-K that are inherent to the airline industry and Frontier Airlines, this transaction carries additional risks.  This is our first code share agreement with Great Lakes and there can be no assurance that the above discussed expected impact can be achieved.  Operational difficulties must be overcome including transfer of passengers, bags and cargo, reservation systems interfaces and training of personnel.  The agreement is unusual in that it allows both Frontier Airlines and United Airlines to code share with the same carrier on many of the same routes.  There can be no assurance that this arrangement will not create unique difficulties or competitive responses altering expected results.  There can be no assurance that Great Lakes financial condition will permit it to carry out its responsibilities potentially leaving Frontier with obligations to fulfill.
Potential investors are encouraged to review Great Lakes' financial statements and filings.

Safe Harbor Statement

The foregoing discussion includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. Forward-looking statements are inherently subject to risks, uncertainties and changes in circumstances, including changes in economic, business, competitive and/or regulatory factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed in "Risk Factors" in our Form 10-K for the year ended March 31, 2000 and other Company filings with the Securities and
Exchange Commission.

Frontier Airlines, Inc. is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.